EXHIBIT 10.1

BIOJECT MEDICAL TECHNOLOGIES INC.

SERIES D CONVERTIBLE PREFERRED STOCK

WARRANTS TO PURCHASE COMMON STOCK

PURCHASE AGREEMENT

NOVEMBER 15, 2004

Table of Contents

1.	AGREEMENT TO SELL AND PURCHASE
1.1	Authorization of Shares
1.2	Sale and Purchase
2.	CLOSING, DELIVERY AND PAYMENT
2.1	Closing
2.2	Delivery
3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY
3.1	Organization, Good Standing and Qualification
3.2	Subsidiaries
3.3	Capitalization; Voting Rights
3.4	Authorization; Binding Obligations
3.5	Financial Statements
3.6	Liabilities
3.7	Agreements; Action
3.8	Obligations to Related Parties
3.9	Changes
3.10	Title to Properties and Assets; Liens, Etc.
3.11	Intellectual Property
3.12	Compliance with Other Instruments
3.13	Litigation
3.14	Tax Returns and Payments
3.15	Employees
3.16	Obligations of Management
3.17	Registration Rights
3.18	Compliance with Laws; Permits
3.19	Environmental and Safety Laws
3.20	Offering Valid
3.21	Full Disclosure
3.22	Minute Books
3.24	Insurance
4.	REPRESENTATIONS AND WARRANTIES OF THE INVESTOR
4.1	Requisite Power and Authority
4.2	Investment Representations
4.3	Transfer Restrictions
5.	CONDITIONS TO CLOSING
5.1	Conditions to Investor’ Obligations at the Closing
5.2	Conditions to Obligations of the Company
6.	MISCELLANEOUS
6.1	Governing Law
6.2	Survival
6.3	Expenses
6.4	Attorneys’ Fees
6.5	Successors and Assigns

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6.6	Entire Agreement
6.7	Severability
6.8	Amendment and Waiver
6.9	Delays or Omissions
6.10	Notices
6.11	Titles and Subtitles
6.12	Counterparts
6.13	Broker’s Fees
6.15	Public Announcements and Confidentiality
6.16	Investors Business Activities
6.17	Exculpation Among Investors
6.18	Pronouns

List of Exhibits

Schedule of Purchasers	Exhibit A
Articles of Amendment	Exhibit B
Form of Warrant	Exhibit C
Registration Rights Agreement	Exhibit D
Form of Legal Opinion	Exhibit E
Second Amendment to Rights Agreement	Exhibit F

Schedule of Exceptions

ii

BIOJECT MEDICAL TECHNOLOGIES INC.

SERIES D CONVERTIBLE PREFERRED STOCK

WARRANTS TO PURCHASE COMMON STOCK

PURCHASE AGREEMENT

This Purchase Agreement (this “Agreement”) is made and entered into as of November 15, 2004, by and among Bioject Medical Technologies Inc., an Oregon corporation (the “Company”), and the investors whose names and addresses are set forth on the Schedule of Purchasers attached hereto as EXHIBIT A (individually, an “Purchaser” and, collectively, the “Purchasers”).

RECITALS

The Company has authorized the sale and issuance of an aggregate of 2,086,957 shares of its Series D Convertible Preferred Stock pursuant to this Agreement (the “Shares”) and warrants to purchase common stock (“Warrants”) representing the right to purchase an aggregate of 626,087 shares of common stock, no par value (“Common Stock”) of the Company.

The Purchasers desire to purchase the Shares on the terms and conditions set forth herein.

The Company desires to issue and sell the Shares to the Purchasers on the terms and conditions set forth herein.

AGREEMENT

In consideration of the foregoing recitals and the mutual promises, representations, warranties and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the parties hereto agree as follows:

1.                                      AGREEMENT TO SELL AND PURCHASE.

1.1                               Authorization of Shares.  On or prior to the Closing (as hereinafter defined), the Company shall have authorized (a) the sale and issuance to the Purchasers of the Shares and the Warrants and (b) the issuance of such shares of Common Stock to be issued upon conversion of the Shares and exercise of the Warrants (the “Conversion Shares”).  The Shares shall have the rights, preferences, privileges and restrictions set forth in the Articles of Amendment to the Company’s 2002 Restated Articles of Incorporation, in the form attached hereto as EXHIBIT B (the “Articles of Amendment”), and the Warrant shall be in the form attached hereto as EXHIBIT C.

1.2                               Sale and Purchase.  Subject to the terms and conditions hereof, at the Closing the Company hereby agrees to issue and sell to each Purchaser, severally and not jointly, and each Purchaser agrees to purchase from the Company, severally and not jointly, the number of Shares and Warrants set forth opposite each Purchaser’s name on EXHIBIT A at a purchase price of $1.15 per one Share and a Warrant to purchase 0.3 shares of Common Stock.

2.                                      CLOSINGS, DELIVERY AND PAYMENT.

2.1                               Closing.  The closing of the sale and purchase of the Shares and the Warrants under this Agreement (the “Closing”) shall take place at 9:00 a.m. on November 15, 2004, at the offices of the Company in Bedminster, New Jersey, or at such other time or place as the Company and the Purchasers may mutually agree (such date is hereinafter referred to as the “Closing Date”).

2.2                               Delivery at Closing.  At the Closing, subject to the terms and conditions hereof, the Company will deliver to each Purchaser one or more certificates registered in the name of the Purchaser, or in such nominee name(s) as designated by each Purchaser in writing, representing the number of Shares and one or more certificates registered in the name of the Purchaser, or in such nominee name(s) as designated by each Purchaser in writing, representing the number of Warrants to be purchased at the Closing by such Purchaser. The name(s) in which certificates are to be registered are as set forth on EXHIBIT A. The Company’s obligation to complete the purchase and sale of the Shares and Warrants being purchased hereunder and deliver such certificates to the Purchasers at the Closing shall be subject to the following conditions:  (a) receipt by the Company of same-day funds in the full amount of the purchase price for the Shares and Warrants being purchased hereunder and (b) the accuracy in all material respects of the representations and warranties made by the Purchasers and the fulfillment of those undertakings of the Purchasers to be fulfilled prior to or at the Closing.  The Purchasers’ obligation to accept delivery of such certificates and to pay for the Shares and the Warrants evidenced thereby shall be subject to the accuracy in all material respects of the representations and warranties made by the Company herein and the fulfillment of those undertakings of the Company to be fulfilled prior to or at the Closing.

3.                                      REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Except as set forth on a Schedule of Exceptions delivered by the Company to the Purchasers at the Closing (the “Schedule of Exceptions”) specifically identifying the relevant Section or Sections hereof and except as disclosed in the Company’s publicly available filings made with the Securities and Exchange Commission, the Company hereby represents and warrants to each Purchaser as of the date of this Agreement as set forth below.

3.1                               Organization, Good Standing and Qualification.  The Company is a corporation duly organized and validly existing under the laws of the State of Oregon.  The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver the Articles of Amendment, this Agreement, the Warrants, the Registration Rights Agreement in the form attached hereto as EXHIBIT D (the “Registration Rights Agreement”), and any other agreements contemplated hereby (collectively, the “Transaction Documents”), to issue and sell the Shares, the Warrants, the Conversion Shares, and to carry out the provisions of the Transactions Documents and to carry on its business as presently conducted.  The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a Material Adverse Effect (as hereinafter defined).

3.2                               Subsidiaries.  The Company does not own or control any equity security or other interest of any other corporation, limited partnership or other business entity other than Bioject, Inc. and Marathon Medical Technologies, Inc.  The Company is not a participant in any joint venture, partnership, or similar arrangement.

Each of the Company’s subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as conducted and as proposed to be conducted, and is duly qualified and is in good standing as a foreign corporation in each jurisdiction in which such qualification is required, except where the failure to be so qualified will not have a Material Adverse Effect.  All of the issued and outstanding capital stock of each such subsidiary has been duly authorized and validly issued, is duly paid and nonassessable and is owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and none of the outstanding shares of capital stock of each such subsidiary was issued in violation of any preemptive or similar rights of any third party.

3.3                               Capitalization.

(a)                                  The authorized capital stock of the Company, immediately prior to the Closing, consists of (i) 100,000,000 shares of common stock, no par value per share (“Common Stock”), 13,667,114 shares of which are issued and outstanding and (ii) 10,000,000 shares of preferred stock, no par value per share (“Preferred Stock”), (A) 1,235,000 shares of which are designated Series A Preferred Stock (the “Series A Preferred”), of which no shares are issued and outstanding,  (B) 200,000 shares of which are designated Series B Preferred Stock (the “Series B Preferred”), of which no shares are issued and outstanding, (C) 500,000 shares of which are designated Series C Preferred Stock (the “Series C Preferred”), of which no shares are issued and outstanding, and (D) 12,500 shares of which are designated Series R Participating Preferred Stock, of which no shares are issued and outstanding.

(b)                                  (i) No shares have been issued pursuant to restricted stock purchase agreements, (ii) options to purchase 2,124,539 shares of Common Stock have been granted and are currently outstanding, and (iii) the Company has reserved an additional 1,037,894 shares of Common Stock for future issuance to officers, directors, employees and consultants of the Company, including at the discretion of the Company’s Board of Directors, as part of a stock incentive option plan.

(c)                                  Other than (i) as set forth in Section 3.3 of the Disclosure Schedule, (ii) the shares reserved for issuance under Section 3.3(b)(ii), and (iii) except as may be granted pursuant to this Agreement and the Registration Rights Agreement, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal, whether in favor of the Company or any other person), proxy or stockholder agreements, or agreements of any kind for the purchase or acquisition from the Company of any of its securities.

(d)                                  All issued and outstanding shares of the Common Stock and Preferred Stock (i) have been duly authorized and validly issued, are fully paid and nonassessable, (ii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities, and (iii) were not issued in violation or subject to any preemptive rights or other rights to subscribe for or purchase securities.

(e)                                  The rights, preferences, privileges, and restrictions of the Shares are as stated in the Articles of Amendment.  The Conversion Shares have been duly and validly reserved for issuance. When issued in compliance with the provisions of this Agreement and the Articles of Amendment and the Warrants, as the case may be, the Shares and the Conversion Shares will be validly issued, fully paid and nonassessable, and, except as provided in the Registration Rights Agreement, will be free of any liens or encumbrances; provided, however, that the Shares and the Conversion Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

(f)                                    No stock plan, stock purchase, stock option, or other agreement or understanding between the Company and any holder of any equity securities or rights to purchase equity securities provides for acceleration or other changes in the vesting provisions or other terms of such agreement or understanding as the result of (i) termination of employment (whether actual or constructive); or (ii) the occurrence of any other event or combination of events.  The Company reasonably believes that the shares of Common Stock available for future issuance shall be sufficient to meet the Company’s equity incentive needs for at least the 12 month period following the Closing.

(g)                                 The sale of the Shares and the Warrants, the subsequent conversion of the Shares into Conversion Shares, ands the issuance of Conversion Shares upon exercise of the Warrant are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

(h)                                 No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Shares or the Warrants to be sold by the Company as contemplated herein or for the issuance and delivery of the Conversion Shares.

3.4                               Authorization; Binding Obligations.  All corporate action on the part of the Company, its officers, directors, and stockholders necessary for the authorization of this Agreement and the other the Transaction Documents, the performance of all obligations of the Company hereunder and thereunder at the Closing and the authorization, sale, issuance, and delivery of the Shares and the Warrants pursuant hereto and the Conversion Shares pursuant to the Articles of Amendment and the Warrants, as the case may be, has been taken or will be taken prior to the Closing.

The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions therein contemplated will not result in the creation of any lien, charge, security interest or encumbrance upon any assets of the Company pursuant to the terms or provisions of, or conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any material agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company is a party or by which the Company or any of its properties may be bound or affected and in each case which individually or in the aggregate would have a material adverse effect on the condition (financial or otherwise), properties, business, or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”), or any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company or any of its respective properties.  No consent, approval, authorization or other order of, or filing with, any court, regulatory body, administrative agency, or other governmental body is required for the execution and delivery of the Transaction Documents or the consummation of the transactions contemplated by the Transaction Documents, except for (a) the filing of the Articles of Incorporation, which will be filed on the Closing Date, (b) filings pursuant to Regulation D of the Securities Act, and applicable state securities laws, which have been made or will be made in a timely manner, and (c) the filing of the required notice to the NASDAQ Stock Market.

The Transaction Documents when executed and delivered, will be valid and binding obligations of the Company enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, (b) as limited by general principles of equity that restrict the availability of equitable remedies, and (c) to the extent that the enforceability of the indemnification provisions in Section 9 of the Registration Rights Agreement may be limited by applicable laws.

3.5                               Exchange Act Filings; Listing.  During the twelve (12) calendar months immediately preceding the date of this Agreement, all reports and statements required to be filed by the Company with the Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, have been timely filed. Such filings, together with all documents incorporated by reference therein, are referred to as “Exchange Act Documents.” The Company’s Common Stock is quoted on the NASDAQ Stock Market.  As of the Closing Date, the Company meets all the requirements for continued listing on the NASDAQ Stock Market, and to the best of the Company’s knowledge, there is no stop order suspending the trading of the Common Stock on the NASDAQ Stock Market or any information which would result in the Common Shares being delisted from the NASDAQ Stock Market.

3.6                               Additional Information.  A true and complete copy of each report, schedule, registration statement, and definitive proxy statement filed by the Company with the SEC under the Exchange Act during the twelve (12) months preceding the Closing Date (as such documents have since the time of their filing been amended, the “Information Documents”), which are all the documents (other than preliminary material) that the Company was required to file with the SEC since such date, has been made available to the Purchasers.  As of their respective dates, the Information Documents and any forms, reports and other documents filed by the Company during the period commencing on the date of this Agreement and ending on the last date on which the Company is required to maintain the effectiveness of the registration statement referred to in the Registration Rights Agreement (the “Registration Statement”), complied or will comply in all material respects with the requirements of the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, as the case may be, and the rules and regulations of the Commission thereunder applicable to the Information Documents or such other forms, reports or other documents, and none of the Information Documents contained, or will contain at the time they are filed, any untrue statement of a material fact or omitted, or will omit at the time they are filed, to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.7                               Financial Statements.  The Company has made available to the Purchaser its (or to the extent applicable, those of any predecessor in interest) (a) The audited financial statements, together with the related notes of the Company at December 31, 2003 and December 31, 2002, and for the year and transitional period then ended, respectively, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 (the “2003 Statements”), and (b) the unaudited financial statements of the Company at September 30, 2004 (the “Statement Date”), and for the nine months then ended, (the “Year to Date Statements and together with the 2003 Statements, “Financial Statements”) included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004.  The Financial Statements (a) represent actual bona fide transactions, (b) have been prepared from the books and records of the Company in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except as disclosed therein or in the Schedule of Exceptions, and (c) fairly present, on the basis stated therein and on the date thereof, the financial condition and position of the Company as of December 31, 2003, and the Statement Date and its results of operations and cash flows for the periods then ended; provided, however, that the Year-to-Date Statements are subject to normal recurring year-end adjustments (which are not expected to be material either individually or in the aggregate), and omit all footnotes required under generally accepted accounting principles.

The books of account and other records of the Company are complete and correct and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls.

3.8                               Liabilities.  The Company has no material liabilities and, to the best of its knowledge, knows of no material contingent liabilities, in each case except as disclosed in the Financial Statements and except for current liabilities incurred in the ordinary course of business subsequent to the Statement Date that are not material, either in any individual case or in the aggregate.

3.9                               Agreements; Action.

(a)                                  Except for the Registration Rights Agreement or other contracts or agreements referred to or contemplated herein or therein, there are no material agreements,

understandings or proposed transactions between the Company and any of its officers, directors, affiliates or any affiliate thereof.

(b)                                  Since the Statement Date, the Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities (other than with respect to dividend obligations, distributions, indebtedness and other obligations incurred in the ordinary course of business or as disclosed in the Financial Statements) individually in excess of $50,000 or, in the case of indebtedness and/or liabilities individually less than $50,000, in excess of $200,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.  For the purposes of this subsection, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

(c)                                  Other than as described in the Schedule of Exceptions, the Company is not under any binding obligation to any third party (other than obligations to keep information or discussions confidential) as a result of any discussion or negotiation undertaken in the past twelve months relating to  (i) the consolidation or merger of the Company with or into any such corporation or corporations, (ii) the sale, conveyance, or disposition of all or substantially all of the assets of the Company, or a transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of, or (iii)  any other form of acquisition, liquidation, dissolution, or winding up, of the Company.

3.10                        Obligations to Related Parties.  Except as set forth on the Schedule of Exceptions, there are no obligations of the Company to officers, directors or employees of the Company other than (a) for payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company, (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company), and (d) obligations for indemnification under the Company’s organizational documents and applicable law.  Except as set forth on the Schedule of Exceptions, none of the officers, directors or key employees of the Company, or any members of their immediate families, are indebted to the Company or, to the Company’s knowledge, have any direct or, to the best of the Company’s knowledge, indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company, other than passive investments in publicly traded companies (representing less than 1% of such company) which may compete with the Company.  No officer or director, or any member of their immediate families, is, directly or, to the best of the Company’s knowledge, indirectly, interested in any contract with the Company (other than such contracts as relate to any such person’s ownership of capital stock or other securities of the Company).  Except as may be disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

3.11                        Changes.  Since the Statement Date, there has not been:

(a)                                  Any change in the assets, liabilities, financial condition, or operations of the Company from that reflected in the Financial Statements, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or is reasonably expected to have a Material Adverse Effect;

(b)                                  Any resignation or termination of any officer, key employee or group of employees of the Company; and the Company, to the best of its knowledge, does not know of the impending resignation or termination of employment of any such officer, key employee or group of employees;

(c)                                  Any material change, except in the ordinary course of business, in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise;

(d)                                  Any damage, destruction or loss, whether or not covered by insurance, which is reasonably expected to have a Material Adverse Effect;

(e)                                  Any waiver by the Company of a valuable right or of a material debt owed to it;

(f)                                    Any direct or indirect loans made by the Company to any employee, officer or director of the Company, other than advances made in the ordinary course of business;

(g)                                 Any material change in any compensation arrangement or agreement with any employee, officer or director;

(h)                                 To the knowledge of the Company, any labor organization activity related to the Company;

(i)                                    Any debt, obligation or liability incurred, assumed or guaranteed by the Company, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

(j)                                    Any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets, other than the granting of licenses to strategic partners in the ordinary course of the Company’s business;

(k)                                Any change in any material agreement to which the Company is a party or by which it is bound which is reasonably expected to have a Material Adverse Effect;

(l)                                    Any other event or condition of any character that, either individually or cumulatively, has or is reasonably expected to have a Material Adverse Effect; or

(m)                              Any arrangement or commitment by the Company to do any of the acts described in subsection (a) through (l) above.

3.12                        Title to Properties and Assets; Liens, Etc. The Company has good and marketable title to its material tangible properties and assets, including the tangible properties and assets reflected in the most recent balance sheet included in the Financial Statements, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (a) those resulting from taxes which have not yet become delinquent, (b) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company, and (c) those that have otherwise arisen in the ordinary course of business.  All material facilities, machinery, equipment, fixtures, vehicles and other tangible assets owned, leased or used by the Company are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used.  The Company is in compliance with all material terms of each lease to which it is a party or is otherwise bound.

3.13                        Intellectual Property

(a)                                  Set forth in the Schedule of Exceptions is a true and complete list of all patents, patent applications, trademarks, service marks, trademark and service mark applications, trade names, copyright registrations and licenses presently used by the Company (with the exception of licenses and rights in “off the shelf” software publications and sold as such). To the Company’s best knowledge, the Company has full title and ownership of, or is duly licensed or otherwise authorized to use, all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, know-how, information and other proprietary rights and processes and formulae, and applications for patents, trademarks, service marks, and copyrights (collectively, “Intellectual Property Rights”) necessary for its business as now conducted or as presently proposed to be conducted, without any infringement of the rights of others.  There are no outstanding options, licenses, or agreements of any kind relating to any of the Intellectual Property Rights that are owned by the Company, or to the Company’s knowledge, relating to rights that are licensed to the Company by other parties.  The Company is not bound by nor is it a party to any options, licenses or agreements of any kind with respect to the Intellectual Property Rights of any other person or entity other than such licenses or agreements arising from the purchase of “off the shelf” software or standard products, and other than licenses granted by sponsors of the Company in order to enable the Company to perform its production services for such sponsors.

(b)                                  Neither the Company nor any of its subsidiaries is in default of its obligations to pay royalties or other amounts to other persons by reason of the ownership or use of any Intellectual Property Rights used by the Company and its subsidiaries for the conduct of their respective businesses.

(c)                                  To the best of the Company’s knowledge, no Intellectual Property Right owned by the Company or any of its subsidiaries violates or will violate any license or infringes or will infringe any Intellectual Property Rights of another.  To the best of the Company’s knowledge, no Intellectual Property Right, product or service marketed, sold or licensed (as licensor or as licensee) by the Company or any of its subsidiaries, violates or will violate any license or infringes or will infringe any Intellectual Property Rights of another, nor has the Company or any of its subsidiaries received any notice that any of the Intellectual

Property Rights used by the Company or any of its subsidiaries for the conduct of their respective businesses, conflicts or will conflict with the rights of others.

(d)                                  There are no claims pending or, to the best of the Company’s knowledge, threatened with respect to any Intellectual Property Rights necessary or required for the conduct of the business of the Company or any of its subsidiaries as currently conducted, nor, to the best of the Company’s knowledge, does there exist any basis therefor.

3.14                        Compliance with Other Instruments.  The Company is not in violation or default of any provision of its articles of incorporation or bylaws. The Company and to the best of the Company’s knowledge, each other party thereto, is not in breach of or default with respect to any provision of any mortgage, indenture, contract, agreement, instrument, contract, decree, order, lease, franchise, license, permit, or other instrument to which it is party or by which it or any of its properties are bound; and there does not exist any state of facts which, with notice or lapse of time or both, would constitute an event of default as defined in such documents on the part of the Company, except for such breaches and defaults which individually or in the aggregate would not have a Material Adverse Effect. The execution, delivery, and performance of and compliance with this Agreement, the Articles of Amendment, the Warrants, and the Registration Rights Agreement, and the issuance and sale of the Shares pursuant hereto, and of the Conversion Shares pursuant to the Articles of Amendment and the Warrants, will not, with or without the passage of time or giving of notice or both, result in any such material violation, or be in conflict with or constitute a material default under any such term or provision, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.  The Company has avoided every condition, and has not performed any act, the occurrence of which would result in the Company’s loss of any right granted under any license, distribution agreement, or other agreement required to be disclosed on the Schedule of Exceptions.

3.15                        Litigation.  There is no action, suit, proceeding, or investigation pending or, to the Company’s knowledge, currently threatened against the Company that questions the validity of this Agreement, the Warrants, the Articles of Amendment, or the Registration Rights Agreement or the right of the Company to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby, or which might result, either individually or in the aggregate, in any Material Adverse Effect, nor is the Company aware that there is any basis for any of the foregoing. The foregoing includes, without limitation, actions pending or, to the Company’s knowledge, threatened or any basis therefor known by the Company involving the prior employment of any of the Company’s employees, their use in connection with the Company’s business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers.  The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.  There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

3.16                        Tax Returns and Payments.  The Company has timely filed all material tax returns (federal, state, and local) required to be filed by it.  All taxes shown to be due and payable on such returns and to the Company’s knowledge all other material taxes due and payable by the Company on or before the Closing, have been paid or will be paid prior to the time they become delinquent.  The Company has not been notified in writing (a) that any of its federal, state, or local tax returns have been or are being audited as of the date hereof, or (b) of any proposed deficiency in or adjustment to its federal, state or local taxes.  The Company has no knowledge of any liability for any material tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for. The Company has withheld and paid all taxes required to be withheld and paid in connection with amounts paid or owing to any employee, creditor, shareholder, or other third party. There are no agreements, waivers, or other arrangements providing for an extension of time with respect to the assessment of any taxes or deficiency against the Company. To the Company’s knowledge, there is no pending or threatened investigation of the Company by any federal, state, foreign, or local authority relating to any taxes or assessments, or any claims for additional taxes or assessments asserted by any such authority.

3.17                        Employees.  The Company has no collective bargaining agreements with any of its employees.  There is no labor union organizing activity pending or, to the Company’s knowledge, threatened with respect to the Company. To the Company’s knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in material violation of any term of any employment contract, proprietary information agreement, or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company because of the nature of the business to be conducted by the Company; and to the Company’s knowledge the continued employment by the Company of its present employees, and the performance of the Company’s contracts with its independent contractors, will not result in any such material violation.  The Company has not received any written notice alleging that any such material violation has occurred.  No employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company.  The Company is not aware that any officer, key employee, or group of employees intends to terminate his, her, or their employment with the Company, nor does the Company have a present intention to terminate the employment of any officer, key employee, or group of employees. The Company is not aware of any claims, actions, proceedings, or threats relating to sexual harassment, wrongful termination, discrimination, or any other employment matter. To the Company’s knowledge there is no fact or circumstance that is reasonably expected to, with the passage of time or otherwise, cause this representation to be no longer true and correct. To the Company’s knowledge, the Company is in compliance in all material respects with all provisions of the Fair Labor Standards Act, all applicable state wage and hour laws, and all applicable workers’ compensation laws.

3.18                        Employee Benefit Plans; ERISA. All pension, retirement, bonus, profit sharing, stock option, employee, and other benefit or welfare plans or arrangements maintained by the Company, or to which the Company contributes or is required to contribute, to the extent required, materially comply with the provisions of and have been administered and maintained in material compliance with the provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and all other applicable laws.  The Company is not a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement, or other employee compensation plan or agreement, including, but not limited to, any “employee pension benefit plan” as defined in Section 3 of ERISA. All unpaid liabilities of the Company with respect to, and all unfunded benefits (whether vested or not) under, each employee welfare benefit plan as defined in Section 3(1) of ERISA maintained by the Company have been calculated and are reflected in the Company’s financial statement in accordance with generally accepted accounting principles, and any such liabilities incurred after the date of such financial statements will be incurred in the ordinary course of business, determined in a manner substantially similar to that used in such financial statements.

3.19                        Obligations of Management.  Each officer and key employee of the Company is currently devoting substantially all of his or her business time to the conduct of the business of the Company.  The Company is not aware that any officer or key employee of the Company is planning to work less than full time at the Company in the future.  No officer or key employee is currently working or, to the Company’s knowledge, plans to work for a competitive enterprise, whether or not such officer or key employee is or will be compensated by such enterprise.

3.20                        Registration Rights and Voting Rights.  Except as set forth in Section 3.20 of the Disclosure Schedules or as required pursuant to the Registration Rights Agreement, the Company is presently not under any obligation, and has not granted any rights, to Register (as defined in Section 1.1 of the Registration Rights Agreement) in the future any of the Company’s presently outstanding securities or any of its securities that may hereafter be issued. To the Company’s knowledge, no stockholder of the Company has entered into any agreement with respect to the voting of equity securities of the Company.

3.21                        Compliance with Laws; Permits.  The Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would have a Material Adverse Effect.  No governmental orders, permissions, consents, approvals, or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement and the issuance of the Shares and the Conversion Shares, except such as has been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing (including the filing of relevant notices under applicable state law and a Form D pursuant to the Securities Act), as will be filed in a timely manner.  The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could have a Material Adverse Effect and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted.

3.22                        Environmental and Safety Laws. The Company is not in violation in any material respect of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law, or regulation. Hazardous Materials (as defined below) are used or have been used, stored, or disposed of by the Company in material compliance with all applicable statutes, laws and regulations. Except as set forth on the Schedule of Exceptions, the Company has not, and to the Company’s knowledge, no other person has caused any release, threatened release, or disposal of any Hazardous Material on any property owned, leased, or used by the Company. For the purposes of the preceding sentences, “Hazardous Material” means any substance, chemical, compound, product, solid, gas, liquid, waste, byproduct, pollutant, compound, or material that is listed or otherwise regulated as “hazardous” or “toxic” under any applicable local, state and federal laws and regulations that govern the existence and/or remedy of contamination on property, the protection of the environment from contamination, the control of hazardous wastes, or other activities involving medical waste, biological waste, or hazardous substances (“Applicable Environmental Law”), and includes asbestos, polychlorinated biphenyls (PCBs), petroleum products, or nuclear materials.  To the Company’s knowledge, the Company has no material liability for response or corrective action, natural resource damage, or other harm pursuant to Applicable Environmental Law.

3.23                        Offering Valid.  Assuming the accuracy of the representations and warranties of each Purchaser contained in Section 4.2 hereof, the offer, sale, and issuance of the Shares, the Warrant, and the Conversion Shares will be exempt from the registration requirements of the Securities Act, and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.  Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Shares or the Warrants to any person or persons so as to bring the sale of such Shares by the Company within the registration provisions of the Securities Act or any state securities laws.

3.24                        Full Disclosure.  None of this Agreement, the Warrants, the Registration Rights Agreement, the Articles of Amendment, nor any other certificate delivered by the Company to the Purchaser in connection herewith or therewith or with the transactions contemplated hereby or thereby, contains any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which such statements were made.

3.25                        Minute Books.  The minute books of the Company made available to the Purchasers’ counsel contain a complete summary in all material respects of all meetings of directors and stockholders since the time of incorporation.

3.26                        Insurance.  The Company has general commercial, product liability, fire and casualty insurance policies and, to the best of its knowledge, such policies provide coverage customary for companies similarly situated to the Company.

3.27                        Internal Accounting Controls.  The Company has established disclosure controls and procedures (as defined in Exchange Act rules 13a-15 and 15d-15) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s Form 10-K or 10-Q, as the case may be, is being prepared.  The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of a date within 90 days prior to the filing date of the

Form 10-Q for the Company’s most recently ended fiscal quarter (such date, the “Evaluation Date”).  The Company presented in its most recently filed Form 10-K or Form 10-Q the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no significant changes in the Company’s internal control over financial reporting (as such term is defined in Exchange Act rules 13a-15(f) and 15d-15(f)) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls.

3.28                        Listing and Maintenance Requirements.  Except as specified in the Exchange Act Documents, the Company has not, in the two years preceding the date hereof, received notice from any stock exchange or automated dealer quotation system to the effect that the Company is not in compliance with the listing or maintenance requirements thereof.  The Company is, and, other than the possibility that it may fail to maintain the minimum bid requirement, has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the listing and maintenance requirements for continued listing of the Common Stock on the NASDAQ Stock Market.

3.29                        Investment Company.  The Company is not regulated or required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

3.30                        Integration, Etc.  The Company has not in the past nor will it hereafter take any action to sell, offer for sale or solicit offers to buy any securities of the Company which would bring the offer, issuance or sale of the Shares, as contemplated by this Agreement, within the provisions of Section 5 of the Securities Act.  Neither the Company nor any of its Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any “security” (as defined in the Securities Act) which is or could be integrated with the sale of the Shares in a manner that would require the registration under the Securities Act of the Shares or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offering of the Shares or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

4.                                      REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.

Each Purchaser hereby represents and warrants to the Company as follows:

4.1                               Requisite Power and Authority.  Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of its state of formation.  Such Purchaser has all necessary power and authority to execute and deliver this Agreement and the Registration Rights Agreement and to carry out their provisions.  All action on such Purchaser’s part required for the lawful execution and delivery of this Agreement and the Registration Rights Agreement has been or will be effectively taken prior to the Closing.  Upon their execution and delivery, this Agreement and the Registration Rights Agreement to which it is a party will be valid and binding obligations of such Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, (b) as limited by general principles of equity that restrict the availability of equitable remedies, and (c) to the extent that the enforceability of the indemnification provisions of Section 9 of the Registration Rights Agreement may be limited by applicable laws.

4.2                               Investment Representations.  Such Purchaser understands that none of the Shares, the Warrants, or the Conversion Shares has been registered under the Securities Act.  Such Purchaser also understands that the Shares and the Warrants are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser’s representations contained in the Agreement.  Purchaser hereby represents and warrants as follows:

(a)                                  Purchaser Bears Economic Risk.  Such Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests.  Such Purchaser must bear the economic risk of this investment indefinitely unless the Shares or the Warrants (or the Conversion Shares) are registered pursuant to the Securities Act, or an exemption from registration is available.  Such Purchaser has requested, received, reviewed, and understood all information it deems relevant in making an informed decision to purchase the Shares, including without limitation, the information contained in the Information Documents.

(b)                                  Acquisition for Own Account.  Such Purchaser is acquiring the Shares, the Warrants, and the Conversion Shares for such Purchaser’s own account for investment only, and not with a view towards their distribution.

(c)                                  Purchaser Can Protect Its Interest.  Such Purchaser represents that by reason of its, or of its management’s, business or financial experience, such Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement and the Registration Rights Agreement.

(d)                                  Accredited Purchaser.  Such purchaser acknowledges that the offering of the Shares and the Warrants pursuant to this Agreement has not been reviewed by the SEC or any state regulatory authority. Such Purchaser represents that it is an “accredited investor” within the meaning of Regulation D under the Securities Act. Such Purchaser has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment.

(e)                                  Rule 144.  Such Purchaser acknowledges and agrees that the Shares, the Warrants, and, if issued, the Conversion Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available, and such securities will bear a restrictive legend similar to the following:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR ANY STATE SECURITIES LAWS.  THEY MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED FOR VALUE UNLESS THEY ARE REGISTERED UNDER THE ACT AND ANY

APPLICABLE STATE SECURITIES LAWS OR THE CORPORATION RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO IT, OR OTHERWISE SATISFIES ITSELF, THAT REGISTRATION IS NOT REQUIRED.”

Such Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act as in effect from time to time, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

(f)                                    Residence.  If the Purchaser is an individual, then the Purchaser resides in the state or province identified in the address of the Purchaser set forth on EXHIBIT A; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the principal place of business of the Purchaser, or if not the principal place of business, the office or offices in which its investment decision was made, is located at the address or addresses of the Purchaser set forth on EXHIBIT A.

(g)                                 No General Solicitation.  The Purchaser has not received any general solicitation or general advertising (including any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) concerning the Company or the Shares, nor is the Purchaser aware that any such solicitation or advertising was received by anyone else.

(h)                                 Receipt of Information.  Such Purchaser has met with officers of the Company, has had an opportunity to ask questions and receive answers concerning the business, properties, and financial condition of the Company and the terms and conditions of an investment in the Company, and has received all information (including projections about the Company) that such Purchaser believes is necessary or desirable in connection with an investment in the Company.  Such Purchaser understands that any projections that it has received are based on numerous important assumptions and that some or all of such assumptions will likely prove to be incorrect and, accordingly, the actual results of the Company will vary from the projections and such variations may be material.  Such Purchaser has been solely responsible for its own due diligence investigation of the Company and its business, for analysis of the merits and risks of the investment made pursuant to this Agreement and for analysis of the terms of the investment.

4.3                               Transfer Restrictions.  Each Purchaser acknowledges and agrees that the Shares, the Warrants, and, if issued, the Conversion Shares are subject to restrictions on transfer as set forth in the Registration Rights Agreement.

4.4                               Short Sales.  Each Purchaser agrees not to sell short any shares of Common Stock or engage in other hedging transactions with respect to the Common Stock so long as such Purchaser owns any Shares or Conversion Shares and each Purchaser further agrees that it shall not permit its affiliates to engage in any of the foregoing activities.

5.                                      COVENANTS.

5.1                               Corporate Existence.  The Company will take all steps necessary to preserve and continue the corporate existence of the Company.

5.2                               Reservation of Common Stock.  As of the date hereof, the Company has authorized and reserved and the Company shall continue to reserve and keep available, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to issue the Conversion Shares.  The number of shares so reserved shall be increased or decreased to reflect adjustments in the number of Conversion Shares issuable upon conversion of the Shares.

5.3                               Exchange Act Registration.  The Company will maintain the registration of its Common Stock under Section 12 of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Act, until the date which is two years from the Closing Date.

5.4                               Listing of Common Stock.  The Company shall prepare and file with the NASDAQ Stock Market an additional shares listing application covering a reasonable estimate of the Conversion Shares issuable upon conversion of the Shares or exercise of the Warrants.  In addition, if at any time the number of Conversion Shares issuable upon conversion of the Shares is greater than the number of shares of Common Stock theretofore listed on the NASDAQ Stock Market, the Company shall promptly take such action to file an additional shares listing application covering such additional number of shares of Common Stock.

5.5                               Increase in Authorized Shares. As such time as the Company would be, if all outstanding Shares were immediately converted, precluded from honoring the conversion of the Shares and/or exercise of the Warrants in full due to the unavailability of a sufficient number of shares of authorized but unissued Common Stock, the Board of Directors of the Company shall promptly (an in any case within 90 days from such date) hold a stockholders meeting in which the stockholders would vote to amend the Company’s Articles of Incorporation to increase the number of shares of Common Stock which the Company is authorized to issue to at least a number of shares equal to the sum of (i) all shares of Common Stock then outstanding, (ii) the number of shares of Common Stock issuable on account of all outstanding warrants, options, and convertible securities (other than the Shares) and on account of all shares reserved under any stock option, stock purchase, or similar plan, and (iii) such number of Conversion Shares as would then be issuable upon conversion of all outstanding Shares and exercise of all outstanding Warrants.

5.6                               Observer Rights.  So long as the Purchasers own 50% or more of the number of Shares originally purchased by them at the Closing, the Company shall allow one representative of the Purchasers to attend all meetings of the Company’s Board of Directors in a nonvoting capacity, and in connection therewith, the Company shall give such representative copies of all notices, minutes consents, and other materials, financial or otherwise, which the Company provides to its Board of Directors, provided, that any such representative agrees to leave all or any portion of a meeting of the Board of Directors in the event that, in the reasonable good faith believe of the Board of Directors, allowing such representative to remain in the meeting would result in a waiver of the attorney-client privilege.  The failure to provide the observer rights in this Section 5.5 shall not affect the validity of any action taken by the Board.

6.                                      CONDITIONS TO CLOSING.

6.1                               Conditions to Purchasers’ Obligations at the Closing.  The Purchasers’ obligations to purchase the Shares and the Warrants at the Closing are subject to the satisfaction, at or prior to the Closing Date, of the following conditions:

(a)                                  Representations and Warranties True; Performance of Obligations.  The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects as of the Closing Date with the same force and effect as if they had been made as of the Closing Date, and the Company shall have performed in all material respects, all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

(b)                                  Legal Investment.  On the Closing Date, the sale and issuance of the Shares and the proposed issuance of the Conversion Shares shall be legally permitted by all laws and regulations to which the Purchasers and the Company are subject.

(c)                                  Consents, Permits, and Waivers.  The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement (except for such as may be properly obtained subsequent to the Closing).

(d)                                  Articles of Amendment of Series D Convertible Preferred Stock.  The Articles of Amendment shall have been filed with the Secretary of State of the State of Oregon and shall continue to be in full force and effect as of the Closing Date.

(e)                                  Corporate Documents.  The Company shall have delivered to the Purchasers or their counsel copies of all corporate documents of the Company as the Purchasers shall reasonably request.

(f)                                    Reservation of Conversion Shares.  The Conversion Shares issuable upon conversion of the Shares shall have been duly authorized and reserved for issuance upon such conversion.

(g)                                 Compliance Certificate.  The Company shall have delivered to the Purchasers a Compliance Certificate, executed by the President of the Company, dated the Closing Date, to the effect that the conditions specified in subsections (a) through (f) of this Section 6.1 have been satisfied.

(h)                                 Secretary’s Certificate. The Purchasers shall have received from the Company’s Secretary, a certificate having attached thereto (i) the Company’s Restated Articles of Incorporation as in effect at the time of the Closing, which Restated Articles of Incorporation shall include the Articles of Amendment, (ii) the Company’s bylaws as in effect at the time of the Closing, (iii) the resolutions approved by the Board of Directors of the Company authorizing the transactions contemplated hereby, and (iv) good standing certificates with respect to the Company from the applicable authority(ies) in Oregon, New Jersey, and any other jurisdiction in which the Company is qualified to do business, dated a recent date before the Closing.

(i)                                    Registration Rights Agreement. The Registration Rights Agreement substantially in the form attached hereto as EXHIBIT D shall have been executed and delivered by the parties thereto.

(j)                                    Legal Opinion.  The Purchasers shall have received from Stoel Rives LLP, legal counsel to the Company, an opinion addressed to them, dated as of the Closing Date, in substantially the form attached hereto as EXHIBIT E.

(k)                                Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchasers and their counsel, and the Purchasers and their counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

(l)                                    Payment of Fees.  The Company shall have paid the fees and expenses set forth in Section 7.3.

(m)                              No Material Adverse Change.  The business, assets, financial condition, operations or results of operations of the Company are substantially as have been represented to the Purchasers.  Since September 30, 2004, there shall not have been any material adverse change in the business, assets, results of operations, or condition (financial or otherwise) of the Company.

6.2                               Conditions to Obligations of the Company at the Closing.  The Company’s obligation to issue and sell the Shares and the Warrants is subject to the satisfaction, on or prior to the Closing, of the following conditions:

(a)                                  Representations and Warranties True.  The representations and warranties in Section 4 made by the Purchasers shall be true and correct in all material respects at the date of the Closing, with the same force and effect as if they had been made on and as of said date.

(b)                                  Performance of Obligations.  The Purchasers shall have performed and complied with all agreements and conditions herein required to be performed or complied with by Purchasers on or before the Closing.

(c)                                  Registration Rights Agreement. The Registration Rights Agreement substantially in the form attached hereto as EXHIBIT D shall have been executed and delivered by the Purchasers.

(d)                                  Amendment to Rights Agreement.  The Company and American Stock Transfer and Trust Company shall have executed and delivered the Second Amendment to Rights Agreement substantially in the form attached hereto as Exhibit F.

(e)                                  Consents, Permits, and Waivers.  The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement and the Registration Rights Agreement.

7.                                      MISCELLANEOUS.

7.1                               Governing Law.  This Agreement shall be governed in all respects by the laws of the State of Oregon, without reference to principles of conflict of laws.

7.2                               Survival.  The representations, warranties, covenants, and agreements made herein shall survive any investigation made by the Purchasers and the closing of the transactions contemplated hereby for a period of two years following the Closing Date. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

7.3                               Expenses.  Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the Agreement, the Articles of Amendment and the Registration Rights Agreement; provided, however, that the Company shall pay the reasonable fees, up to a maximum of $50,000, and expenses of the Purchasers’ counsel, Thompson & Knight LLP, in connection with the transactions set forth in this Agreement.

7.4                               Attorneys’ Fees.  In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

7.5                               Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Shares from time to time.

7.6                               Entire Agreement.  This Agreement, the exhibits and schedules hereto, the Registration Rights Agreement and the other documents delivered pursuant hereto, all of even date herewith between the parties hereto, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

7.7                               Severability.  In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

7.8                               Amendment and Waiver.

(a)                                  This Agreement may be amended or modified only upon the written consent of the Company and holders of at least a majority of the Shares (treated as if converted and including any Conversion Shares into which the Shares have been converted that have not been sold to the public).

(b)                                  The obligations of the Company and the rights of the holders of the Shares, the Warrants, and the Conversion Shares under this Agreement may be waived only with the written consent of the holders of at least a majority of the Shares (treated as if converted and including any Conversion Shares into which the Shares have been converted that have not been sold to the public). The rights of the Company under this Agreement may be waived only by the prior written consent of the Company.

7.9                               Delays or Omissions.  It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, the Warrants, the Registration Rights Agreement or the Articles of Amendment, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring.  It is further agreed that any waiver, permit, consent or approval of any kind or character on the Purchasers’ part of any breach, default or noncompliance under this Agreement, the Registration Rights Agreement or under the Articles of Amendment or any waiver on such party’s part of any provisions or conditions of this Agreement, the Warrants, the Registration Rights Agreement or the Articles of Amendment must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement, the Warrants, the Registration Rights Agreement, the Articles of Amendment, by law, or otherwise afforded to any party, shall be cumulative and not alternative; provided, however, that Purchaser may not recover monetary damages under more than one remedy for any give breach, default or non-compliance.

7.10                        Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the Company at the address as set forth on the signature page hereof and to the Purchasers at the addresses set forth on EXHIBIT A attached hereto or at such other address as the Company or the Purchasers may designate by ten days advance written notice to the other parties hereto.

7.11                        Titles and Subtitles.  The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

7.12                        Counterparts.  This Agreement may be executed in any number of counterparts (including by facsimile), each of which shall be an original, but all of which together shall constitute one instrument.

7.13                        Broker’s Fees.  Except for a finders’ fee payable by the Company to the Maxxim Group, each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein.  Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 7.13 being untrue.

7.14                        Public Announcements and Confidentiality.

(a)                                  Any public announcement, press release, or similar publicity with respect to this Agreement or the Registration Rights Agreement will be issued, if at all, at such time and in such manner as the Purchasers and the Company mutually determine. Except with the prior consent of the Purchasers or as permitted by this Agreement, neither the Company, its shareholders, nor any of their representatives shall disclose to any person (a) the fact that any confidential information of the Company has been disclosed to the Purchasers or their representatives, that the Purchasers or their representatives have inspected any confidential information of the Company, that any confidential information of the Company has been disclosed to the Purchasers or (b) any information about the this Agreement and the Registration Rights Agreement, including the status of such discussions or negotiations, the execution of any documents (including this Agreement) or any of the terms of this Agreement or the Registration Rights Agreement.  The Company shall not use the names of any of the Purchasers in any manner, context or format (including, but not limited to, websites or links to websites, press releases, dealing with the Company’s customers, suppliers, and employees) without the prior review and express written consent of the Purchasers.  Notwithstanding anything in this section to the contrary, the Company may make any disclosures with respect to this Agreement and the transactions contemplated hereby as are required by law or the rules of the NASDAQ Stock Market without consent of the Purchasers.

(b)                                  Each party hereto agrees that, except with the prior written consent of the other party, it shall at all times keep confidential and not divulge, furnish or make accessible to anyone any confidential information, knowledge or data concerning or relating to the business or financial affairs of the other parties to which such party has been or shall become privy by reason of this Agreement or the Registration Rights Agreement, discussions or negotiations relating to this Agreement or the Registration Rights Agreement, the performance of its obligations hereunder or the ownership of the Shares purchased hereunder.  The provisions of this Section 7.14 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by the parties hereto.  Notwithstanding any other express or implied agreement or understanding to the contrary, the parties hereto and their respective employees, representatives, and other agents are authorized to disclose the tax treatment and tax structure of the transactions contemplated by this Agreement to any and all persons, without limitation of any kind.  The recipient and each other party may disclose all materials of any kind (including opinions or other tax analyses) to the extent (but only to the extent) that they relate to the tax treatment or tax structure of the transactions contemplated by this Agreement.  This authorization is not intended to permit disclosure of any other information including (without limitation) (a) any portion of any materials to the extent not related to the tax treatment or the tax structure of the transactions, (b) the identities of participants or potential participants in the transactions, (c) the existence or status of any negotiations, (d) any pricing information, (e) any financial, actuarial or insurance underwriting information relating to the parties hereto, or (f) any other term or detail not related to the tax treatment or tax structure of the transactions.

7.15                        Purchasers Business Activities.  The Company and each Purchaser hereby acknowledge that some or all of the Purchasers are professional investment funds and, therefore, invest in numerous portfolio companies, some of which may be in direct or indirect competition with the Company.  No Purchaser shall be liable to the Company or to any other Purchaser for any claim arising out of, or based upon, (i) the investment by any Purchaser in any entity competitive with the Company, or (ii) actions taken by a partner, officer, or representative of any Purchaser that may assist such competitive entity, whether or not such action was taken as a board member, officer, investor in such company or otherwise, and whether or not such action has a detrimental effect on the Company (unless such action involves a breach of Section 7.14(b)).

7.16                        Exculpation Among Purchasers.  Each Purchaser acknowledges that it is not relying upon any person, firm, or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company.  Each Purchaser agrees that no Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Shares and Conversion Shares.

7.17                        Pronouns.  All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed the PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:		INVESTORS:

Bioject Medical Technologies Inc.		LIFE SCIENCES OPPORTUNITIES FUND II, L.P.

By:	/s/John Gandolfo	By:	LOF Partners, LLC,
Title:	CFO		General Partner

211 Somerville Road (Route 202 North)
Bedminster, New Jersey		By:	/s/ James C. Gale
Title: Manager

LIFE SCIENCES OPPORTUNITIES FUND II
(INSTITUTIONAL), L.P.

		By:	LOF Partners, LLC,
General Partner

		By:	/s/ James C. Gale
Title: Manager

List Of Exhibits:

Schedule of Purchasers	Exhibit A

Articles of Amendment	Exhibit B

Form of Warrant	Exhibit C

Registration Rights Agreement	Exhibit D

Form of Legal Opinion	Exhibit E

Second Amendment to Rights Agreement	Exhibit F

EXHIBIT A

Schedule of Purchasers

NAME AND ADDRESS	SHARES	WARRANTS	AGGREGATE PURCHASE PRICE
LIFE SCIENCE OPPORTUNITIES FUND II, L.P. c/o LOF Partners LLC 126 East 56 Street New York, New York 10022 Attention: James C. Gale	316,884	95,065	$364,416.08

LIFE SCIENCE OPPORTUNITIES FUND II (INSTITUTIONAL), L.P.c/o LOF Partners LLC 126 East 56 Street New York, New York 10022 Attention: James C. Gale	1,770,073	531,022	$2,035,584.47

TOTAL	2,086,957	626,087	$2,400,000.55